                             DRINKER BIDDLE & REATH
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                               Fax: (215) 988-2757


                                March 18, 1997


Pegasus Communications Corporation
c/o Pegasus Communications Management Company
100 Matsonford Road
Suite 454, 5 Radnor Corporate Center
Radnor, PA  19087

                  Re:      Registration Statement on Form S-1
                           ----------------------------------

Ladies and Gentlemen:

                  As counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation and filing of the Company's Registration Statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering 366,464 shares of Class A common stock of the Company (the "Class A Common Stock") (including such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions to be sold by the Selling Stockholders named in the Registration Statement).


                  In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company, as amended, minutes and resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance of the Shares as we have deemed appropriate for the purpose of rendering this opinion. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Delaware General Corporation Law.

                  In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

Pegasus Communications Corporation
March 18, 1997
Page 2

                  On the basis of the foregoing, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable by the Company.

                  We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act as we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.



                                           Very truly yours,

                                          /s/  DRINKER BIDDLE & REATH
                                          ---------------------------------
                                          DRINKER BIDDLE & REATH